Exhibit 3.1
                     AMENDMENT OF ARTICLES OF INCORPORATION

                         OF BENTLEY INTERNATIONAL, INC.

                         (To be submitted in duplicate)



Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:


1. The present name of the Corporation is Bentley International, Inc.

2. The name under which it was originally organized was Megacards, Inc.

3. The following amendment to Bentley International, Inc.'s Articles of Incorporation was adopted by the shareholders of Bentley International, Inc. on July 2, 1998.


ARTICLE THREE shall be amended by adding the following Section 3.3:

"3.3 The Corporation shall have authority to issue warrants for authorized, unissued shares of Common Stock and Preferred Stock of the Corporation on such terms as the Board of Directors shall determine."


4. Of the 2,813,285 shares outstanding, 2,813,285 of such shares were entitled to vote on such amendment.

5. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class                             Number of Outstanding Shares
Common                                     2,813,285

6. The number of shares voted for and against the amendment were as follows:

Class                No. Voted For     No. Voted Against
Common                 2,117,500         20,000

IN WITNESS WHEREOF, the undersigned, Lloyd R. Abrams, President and Chief Executive Officer of Bentley International, Inc., has executed this instrument and its Secretary, Ramakant Agarwal, has affixed its corporate seal hereto and attested said seal on the 2nd day of July, 1998.


                                          BENTLEY INTERNATIONAL, INC.

ATTEST:

/s/ Ramakant Agarwal                      By: /s/ Lloyd R. Abrams
Ramakant Agarwal, Secretary               Lloyd R. Abrams, President and Chief
                                          Executive Officer


STATE OF MISSOURI                            )
                                             ) SS:


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COUNTY OF ST. LOUIS                          )

I, Richard B. Rothman, a Notary Public, do hereby certify that this 2nd day of July, 1998, personally appeared before me Lloyd R. Abrams, who, being by me first duly sworn, declared that he is President and Chief Executive Officer of Bentley International, Inc. and that he signed the foregoing documents as President and Chief Executive Officer of said entity, and that the statements therein contained are true.

                          /s/ Richard B. Rothman
                       -----------------------------------
                                  Notary Public

My Commission Expires: 11/3/2000